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EXHIBIT 21

ANTHEM, INC.
LIST OF SUBSIDIARIES

SUBSIDIARY NAME	PLACE OF ORGANIZATION
DIRECT SUBSIDIARY OF ANTHEM, INC.
Anthem Insurance Companies, Inc.	Indiana
AI Sub Acquisition Corp.	Indiana
INDIRECT SUBSIDIARIES OF ANTHEM, INC.
Anthem East, Inc.	Delaware
Anthem Health & Life Insurance Company of New York	New York
Anthem Health Plans, Inc.	Connecticut
HealthReach Services, Inc.	Connecticut
Anthem Health Plans of Maine, Inc.	Maine
Machigonne, Inc. (d/b/a Benefit Management of Maine)	Maine
Combined Services Limited Liability Company	New Hampshire
IRM Services, Inc.	Maine
Northern General Services	Maine
Northern General Services of Massachusetts, Inc.	Massachusetts
Northern General Services of New Hampshire, LLC	New Hampshire
Maine Partners Health Plan, Inc.	Maine
Anthem Health Plans of New Hampshire, Inc.	New Hampshire
Matthew Thornton Health Plan, Inc.	New Hampshire
Health Initiatives, Inc.	New Hampshire
Northeast Consolidated Services, Inc.	New Hampshire
Combined Services Limited Liability Company	New Hampshire
Anthem Midwest, Inc.	Ohio
AdminaStar Federal, Inc.	Indiana
Anthem Alliance Health Insurance Company	Texas
Anthem Benefit Administrators, Inc.	Ohio
Anthem Health Plans of Kentucky, Inc.	Kentucky
Anthem Life Insurance Company	Indiana
Consolidated Insurance, Inc.	New Mexico
Anthem UM Services, Inc.	Indiana
Community Insurance Company	Ohio
Anthem Prescription Management, LLC	Ohio
Paragon Health System, Ltd.	Ohio
Dayton Services Company	Ohio
Southeastern United Agency, Inc.	Kentucky
SpectraCare, Inc.	Kentucky
The Anthem Companies, Inc.	Indiana
Anthem West, Inc.	Indiana
Rocky Mountain Hospital and Medical Service, Inc.	Colorado
Benefit Administration Services, Inc.	Colorado
HMO Colorado, Inc.	Colorado
Rocky Mountain Health Care Corporation	Delaware
Occupational Healthcare Management Services, Inc.	Colorado
Health Management Systems, Inc.	Colorado
Associated Group, Inc.	Indiana
Anthem Financial, Inc.	Delaware
Lease Partners, Inc.	Delaware

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ANTHEM, INC. LIST OF SUBSIDIARIES